EXHIBIT 32(ii)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Camco Financial Corporation (the “Corporation”) on Form 10-K for the fiscal year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kristina K. Tipton, Principal Financial Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Kristina K. Tipton Kristina K. Tipton
Corporate Controller
(Principal Financial and Accounting Officer)
March 28, 2011
A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.